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[Berry Moorman Letterhead]

Detroit Office

April 15, 1998

Ms. Julie Katynski
Advance Capital
1 Towne Square
Suite 444
Southfield, MI  48076

Dear Ms. Katynski:

     We hereby consent to the reference to our firm's name as legal counsel to Advance Capital I, Inc. included in the April 20, 1998 amendment to the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission.

Very truly yours,

BERRY MOORMAN, P.C.

By:  /s/ Robert A. Hudson
-------------------------
Robert A. Hudson

RAH:gam